Exhibit 1.1

138,000 Units

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

Units, Each of Which Consists of Five Shares of Series B Preferred Stock and Six Warrants to

Purchase Shares of Common Stock

UNDERWRITING AGREEMENT

April     , 2014

Maxim Group LLC

405 Lexington Avenue

New York, NY 10174

Acting severally on behalf of itself

and as representative of the several Underwriters

named on Schedule I annexed hereto.

Ladies and Gentlemen:

Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions contained herein, to sell to you and the other underwriters named on Schedule I to this Agreement (the “Underwriters”), for whom Maxim Group LLC (“Maxim”) is acting as Representative (the “Representative,” “you” or similar terminology), an aggregate of 120,000 units (the “Firm Units”), each of which consists of five shares of the Company’s Series B Preferred Stock, without par value per share (the “Series B Preferred Stock”), and six warrants (the “Warrants”) with the right to purchase the Company’s common stock, $0.01 par value per share (the “Common Stock”). The respective numbers of the Firm Units to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto. In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 18,000 units consisting of the same type and number of securities comprising the Firm Units from the Company for the purpose of covering over-allotments in connection with the sale of the Firm Units (the “Option Units”). The Firm Units and the Option Units are collectively referred to herein as the context requires as the “Units.”

The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules”) adopted by the Securities and Exchange Commission (the “Commission”), a Registration Statement (as hereinafter defined) on Form S-11 (No. 333-194831), including a preliminary prospectus relating to the Units, and such amendments thereof as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereof) and of the related Preliminary Prospectus (as hereinafter defined) have heretofore been delivered by the Company to you. The term “Preliminary Prospectus” means any preliminary prospectus included at any time as a part of the Registration Statement or filed with the Commission by the Company pursuant to Rule 424(a) of the Rules. The term “Registration Statement” as used in this Agreement means the initial registration statement (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement through incorporation by reference or otherwise), as amended at the time and on the date it is declared effective by the Commission (the “Effective Date”), including the information (if any) contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules. If the Company has filed an abbreviated registration statement to register additional Units pursuant to Rule 462(b) under the Rules (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement. The term “Prospectus” as used in this Agreement means the prospectus in the form included in the Registration Statement at the time of effectiveness or, if Rule 430A of the Rules is relied on, the term Prospectus shall also include the final prospectus filed with the Commission pursuant to and within the time limits described in Rule 424(b) of the Rules.

The Company and Wheeler REIT, L.P., a Virginia limited partnership of which the Company is the sole general partner (the “Operating Partnership” and together with the Company, the “Transaction Entities”), each understand that the Underwriters propose to make a public offering of the Units (the “Offering”), as set forth in and pursuant to the Statutory Prospectus (as hereinafter defined) and the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representative deems advisable. Each of the Transaction Entities hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus, and each Issuer Free Writing Prospectus, if any (as hereinafter defined) and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

Concurrently with or immediately following the Closing (as hereinafter defined), the Company will complete the acquisition of the “Contemplated Properties” described in the Prospectus under the heading “Use of Proceeds” (as more particularly described in the Registration Statement and the Prospectus, the “Acquisitions”) pursuant to the acquisition agreements filed (or a form of which is filed) as exhibits to the Registration Statement (the “Acquisition Agreements”).

1. Sale, Purchase, Delivery and Payment for the Units. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

(a) The Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $                 per Unit, representing a 7% discounted price from the price the Underwriters shall sell the Firm Units to the public (the “Initial Price”), the number of Firm Units set forth opposite the name of such Underwriter under the column “Number of Firm Units to be Purchased” on Schedule I to this Agreement, subject to adjustment in accordance with Section 8 hereof.

(b) The Company hereby grants to the several Underwriters an option to purchase, severally and not jointly, all or any part of the Option Units at the Initial Price. The number of Option Units to be purchased by each Underwriter shall be the same percentage (adjusted by the Representative to eliminate fractions) of the total number of Option Units to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Units. The number of Option Units to be purchased by each Underwriter shall be the same percentage (adjusted by the Representative to eliminate fractions) of the total number of Option Units to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Units. Such option may be exercised only to cover over-allotments in the sales of the Firm Units by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Units Closing Date (as defined below), and from time to time thereafter within 45 days after the date of this Agreement, in each case upon written, facsimile or telegraphic notice, or verbal or telephonic notice confirmed by written or facsimile notice, by the Representative to the Company no later than 12:00 noon, New York City time, on the business day before the Firm Units Closing Date or at least one business day before the Option Units Closing Date (as defined below), as the case may be, setting forth the number of Option Units to be purchased and the time and date (if other than the Firm Units Closing Date) of such purchase.

(c) Payment of the purchase price for, and delivery of the Firm Units and the securities comprising the Firm Units as provided for in Section 1(d) hereof, shall be made at the offices of Maxim Group LLC, 405 Lexington Avenue, New York, NY 10174 or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 a.m., New York City time, on the third (or if the Units are priced, as contemplated by Rule 15c6-1(c) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), after 4:30 p.m. New York City time, fourth) business day following the date of this Agreement or at such time on such other date, not later than ten (10) business days after the date of this Agreement, as shall be agreed upon by the Company and the Representative (such time and date of delivery and payment are called the “Firm Units Closing Date”). In addition, in the event that any or all of the Option Units are purchased by the Underwriters, payment of the purchase price, and delivery of such Option Units and the securities comprising the Option Units shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each date of delivery as specified in the notice from the Representative to the Company (such time and date of delivery and payment are called the “Option Units Closing Date”). The Firm Units Closing Date and any Option Units Closing Date are called, individually, a “Closing Date” and, together, the “Closing Dates.”

(d) Payment shall be made to the Company by wire transfer of immediately available funds or by certified or official bank check or checks payable in New York Clearing House (same day) funds drawn to the order of the Company against delivery of the securities comprising the Units to the Representative for the respective accounts of the Underwriters of the Units to be purchased by them.

(e) If certificates evidencing the securities comprising the Units are requested by the Representative for delivery on a Closing Date, such certificates shall be registered in such names and shall be in such denominations as the Representative shall request in writing at least two full business days before the Firm Units Closing Date or, in the case of Option Units, on the day of notice of exercise of the option as described in Section 1(a). If no certificates are so requested, the securities comprising the Units shall be delivered on each Closing Date by or on behalf of the Company to the Representative through the facilities of the Depository Trust Company (“DTC”) for the account of each Underwriter. If certificates are so requested, the Company will cause the certificates representing the securities comprising the Units to be made available for checking and packaging, at such place as is designated by the Representative, on the full business day before the Firm Units Closing Date (or the Option Units Closing Date in the case of the Option Units).

(f) As partial consideration, on the Closing Date, the Company shall pay to the Representative, in cash, a success-based, non-accountable expense allowance in the amount of one percent (1.00%) of the gross proceeds from the sale of the Firm Units on the Closing Date (for purposes of clarity, such non-accountable expense allowance excludes any Option Units).

2. Representations and Warranties of the Company. Each of the Transaction Entities, jointly and severally, represents and warrants to each Underwriter as of the date hereof, as of the Firm Units Closing Date and as of each Option Units Closing Date (if any), as follows:

(a) On the Effective Date, the Registration Statement complied, and on the date of the Prospectus, the date any post-effective amendment to the Registration Statement becomes effective, the date any supplement or amendment to the Prospectus is filed with the Commission and each Closing Date, the Registration Statement, the Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects, with the requirements of the Securities Act and the Rules and the Exchange Act and the rules and regulations of the Commission thereunder. At the Effective Date, at the date hereof and at the Closing Date, the Registration Statement and any post-effective amendment did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each of (i) the General Disclosure Package (as defined below) as of the Applicable Time and at the Closing Date and on each Option Closing Date, (ii) any electronic road show or investor presentation (including without limitation any “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act) delivered to and approved by the Underwriters for use in connection with the marketing of the Offering (collectively, the “Marketing Materials”) as of the time of their use and at the Closing Date and on each Option Closing Date, if any, (iii) any individual Written Testing-the-Waters Communication (as defined herein), when considered together with the General Disclosure Package, and (iv) the Prospectus, as amended or supplemented, as of its date, at the time of filing pursuant to Rule 424(b) under the Securities Act and at the Closing Date and on each Option Closing Date, if any, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, none of the representations and warranties set forth above in this paragraph 2(a) shall apply to statements in, or omissions from, the Registration Statement, any Preliminary Prospectus or the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Representative on behalf of the several Underwriters specifically for use in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be. With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Representative on behalf of the several Underwriters for use in the Registration Statement, any Preliminary Prospectus or the Prospectus consists solely of the following disclosure contained in the “Underwriting” section of the Prospectus: (i) the first paragraph under the heading “Pricing of Securities” and (ii) the fourth paragraph under the heading “Other Matters” (collectively, the “Underwriter Information”). Each preliminary prospectus delivered to the Underwriters for use in connection with the Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Prospectus, any Preliminary Prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Date, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and such Preliminary Prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of the Units.

As used in this Section and elsewhere in this Agreement:

“Applicable Time” means 10:00 a.m. (Eastern time) on the date of this Underwriting Agreement.

“General Disclosure Package” means the Statutory Prospectus, each Issuer Free Writing Prospectus, and any description of the transaction provided by the Underwriters included on Schedule II.

“Statutory Prospectus” as of any time means the Preliminary Prospectus relating to the Units that is included in the Registration Statement immediately prior to the Applicable Time.

“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules) prepared by or on behalf of the Company or used or referred to by the Company in connection with the Offering.

(b) Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company has not prepared, used, authorized, approved or referred to – and will not prepare, use, authorize, approve or refer to – any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Units other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule III(a) hereto, each electronic road show and any other written communications approved in writing in advance by the Representative.

(c) The Company has made at least one version of the road show available without restriction by means of graphic communication to any person, including any potential investor in the Units (and if there is more than one version of a road show for the offering that is a written communication, the version available without restriction was made available no later than the other versions).

(d) The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any “free writing prospectus”, as defined in Rule 405 under the Rules, has been issued by the Commission and, to the knowledge of the Transaction Entities, no proceedings for that purpose have been instituted or are threatened under the Securities Act. Any required filing of any Preliminary Prospectus and/or the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule 424(b). Any material required to be filed by the Company pursuant to Rule 433(d) or Rule 163(b)(2) of the Rules has been or will be made in the manner and within the time period required by such Rules.

(e) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Units or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict in any material respect, with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus.

If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict in any material respect with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representative and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) The financial statements of the Company and the Contemplated Properties (including all notes and schedules thereto) included in the Registration Statement, the General Disclosure Package and Prospectus present fairly the financial position of such entities and their Subsidiaries (as defined below), if any, at the dates indicated and the statement of operations, stockholders’ equity and cash flows of, or such other permitted financial statements for, such entities and their Subsidiaries, if any, for the periods specified, and related schedules and notes thereto, and the unaudited financial information filed with the Commission as part of the Registration Statement, have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and subject to such rules and guidelines, the Company believes the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the Securities Act or the Rules promulgated thereunder. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act, and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(g) Cherry Bekaert LLP (the “Auditor”) whose reports are filed with the Commission as a part of the Registration Statement, are and, during the periods covered by their reports, were, to the knowledge of the Transaction Entities, independent public accountants as required by the Securities Act and the Rules.

(h) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations (A) under this Agreement, the Acquisition Agreements and the various other agreements required hereunder and thereunder to which it is a party and (B) in connection with the Acquisitions; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects (as described in the Registration Statement, the General Disclosure Package and the Prospectus) of the Transaction Entities and their Subsidiaries considered as a whole (a “Material Adverse Effect”).

(i) The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Virginia, is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property and other assets or the conduct of its business requires such qualification, except where the failure to so qualify will not have a Material Adverse Effect, and has all power and authority necessary to own or hold its properties and other assets, to conduct the business in which it is engaged and to enter into and perform its obligations (A) under this Agreement, the Acquisition Agreements and the various other agreements required hereunder and thereunder to which it is a party and (B) in connection with the Acquisitions. The Company is the sole general partner of the Operating Partnership. At the Closing Time, the Agreement of Limited Partnership of the Operating Partnership, in the form filed as an exhibit to the Registration Statement (the “Operating Partnership Agreement”), will be in full force and effect, and the aggregate percentage interests of the Company and the limited partners in the Operating Partnership will be as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(j) Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or equity interests of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any material security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock or equity interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only Subsidiaries of the Company are the subsidiaries listed on Exhibit 21.1 to the Registration Statement.

(k) The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of Securities.” The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus: (i) other than with respect to (x) the Common Units disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (y) any shares reserved pursuant to the Company’s equity incentive plan as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and (z) the Common Stock underlying the Warrants and the Series B Preferred Stock described in the Prospectus, no shares of capital stock of the Company are reserved for any purpose, (ii) except for the Common Units, the Warrants and the Series B Preferred Stock described in the Prospectus, there are no outstanding securities convertible into or exchangeable for any shares of capital stock of the Company, and (iii) except for the Warrants described in the Prospectus, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of capital stock or any other securities of the Company.

(l) The outstanding Common Units of the Operating Partnership have been duly authorized for issuance by the Operating Partnership and the Company as its general partner and were validly issued. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no Common Units are reserved for any purpose and there are no outstanding securities convertible into or exchangeable for any Common Units and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for Common Units or other securities of the Operating Partnership. The terms of the Common Units conform in all material respects to statements and descriptions related thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(m) All necessary corporate action has been duly and validly taken by each of the Transaction Entities to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Units and the securities comprising the Units by the Company. This Agreement has been duly authorized, executed and delivered by each of the Transaction Entities.

(n) (i) The Operating Partnership Agreement has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership (and, to the knowledge of the Transaction Entities, by each other party thereto) and is a valid and binding agreement of the Company and the Operating Partnership (and, to the knowledge of the Transaction Entities, of each other party thereto), enforceable against the Company and the Operating Partnership (and, to the knowledge of the Transaction Entities, against each other party thereto) in accordance with its terms; (ii) each of the Acquisition Agreements has been duly authorized, executed and delivered by the Company, the Operating Partnership and the Contemplated Properties, and is a valid and binding agreement, enforceable against the Company and the Operating Partnership in accordance with its terms, and neither of the Transaction Entities has any reason to believe that any of the Acquisition Agreements have not been duly and validly authorized by all other parties thereto; and (iii) the employment agreement between the Company and Jon S. Wheeler, as described in the Registration Statement, the General Disclosure Package and the Prospectus and filed as exhibits to the Registration Statement, has been duly authorized, executed and delivered by the Company (and, to the knowledge of Transaction Entities, by Mr. Wheeler) and constitutes a valid and binding agreement of the Company, enforceable against the Company (and, to the knowledge of Transaction Entities, against Mr. Wheeler) in accordance with its terms; except in the case of each agreement described in this paragraph 2(n), as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and with respect to indemnification thereunder, except as rights may be limited by applicable law or policies underlying such law.

(o) The Units and the securities comprising the Units to be purchased by the Underwriters have been duly authorized for issuance and sale to the Underwriters or their nominees pursuant to this Agreement, and when the securities comprising the Units have been issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, such securities will be validly issued and fully paid and non-assessable; and the issuance of the securities comprising the Units is not subject to the preemptive or other similar rights of any securityholder of the Company. The Common Stock, Warrants and Series B Preferred Stock conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; and no holder of the securities comprising the Units (or the securities into which securities comprising the Units may be converted) will be subject to personal liability by reason of being such a holder. The certificates, if any, to be used to evidence the securities comprising the Units will, at the Closing Date, be in due and proper form and will comply in all material respects with all applicable legal requirements, the requirements of the charter and bylaws of the Company and the requirements of the NASDAQ Capital Market.

(p) Each of the Transaction Entities and each of their Subsidiaries, if any, has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the “Permits”), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. Each of the Transaction Entities and each of their Subsidiaries, if any, have fulfilled and performed in all material respects all of their respective obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of such entity thereunder. Except as may be required under the Securities Act, state and foreign Blue Sky laws and the rules of the Financial Industry Regulatory Authority (“FINRA”), no other Permits are required to enter into, deliver and perform the obligations of the Transaction Entities under this Agreement and for the Company to issue and sell the Units or the securities comprising the Units.

(q) (i) At the time of filing the Registration Statement, and (ii) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules, including (but not limited to) the Company or any other Subsidiary in the preceding three years having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 of the Rules.

(r) Each of the Transaction Entities and each of their Subsidiaries owns or possesses legally enforceable rights to use all patents, patent rights, inventions, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively, “Intangibles”) necessary for the conduct of its business. Neither of the Transaction Entities nor any Subsidiary has received any notice of, or is not aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles.

(s) (i) Upon consummation of the Acquisitions, the Operating Partnership or a Subsidiary thereof will have good and marketable title (fee or, in the case of ground leases and as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, leasehold) to each Contemplated Property, free and clear of all mortgages, pledges, liens, claims, security interests, restrictions or encumbrances of any kind, except such as (1) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (2) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Transaction Entities or any of their Subsidiaries; (ii) neither the Transaction Entities nor any of their Subsidiaries owns any real property other than the properties described in the Registration Statement, the General Disclosure Package and the Prospectus; (iii) each of the ground leases and subleases of real property, if any, material to the business of the Transaction Entities and their Subsidiaries, considered as one enterprise, and under which the Transaction Entities or any of their Subsidiaries holds properties described in the Registration Statement, the General Disclosure Package and the Prospectus, is in full force and effect, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property by either of the Transaction Entities or any of their Subsidiaries, and neither of the Transaction Entities nor any of their Subsidiaries has any notice of any material claim of any sort that has been asserted by any ground lessor or sublessor under a ground lease or sublease threatening the rights of the Transaction Entities or any of their Subsidiaries to the continued possession of the leased or subleased premises under any such ground lease or sublease; (iv) all liens, charges, encumbrances, claims or restrictions on any of the Properties and the assets of a Transaction Entity or any of their Subsidiaries that are required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus are disclosed therein; (v) no tenant under any of the leases at the Properties has a right of first refusal to purchase the premises demised under such lease; (vi) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Prospectus, and except for such failures to comply that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; (vii) except if and to the extent disclosed in the Registration Statement, the General Disclosure package or the Prospectus, no Transaction Entity has knowledge of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that will materially affect the use or value of any of the Properties; and (viii) the mortgages and deeds of trust that encumber the Properties are not convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than other Properties.

(t) To the knowledge of the Transaction Entities, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property.

(u) Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus: (i) there has not been any event which would reasonably be expected to result in a Material Adverse Effect; (ii) neither of the Transaction Entities nor any of their Subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the date of the latest balance sheet included in the Registration Statement, the General Disclosure Package

and the Prospectus, neither of the Transaction Entities nor any of their Subsidiaries has (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (B) entered into any transaction not in the ordinary course of business or (C) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

(v) There is no document, contract or other agreement required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or Rules. Each description of a contract, document or other agreement in the Registration Statement, the General Disclosure Package or the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the Registration Statement, the General Disclosure Package or the Prospectus or filed as exhibits to the Registration Statement is, or upon consummation of the Offering will be, in full force and effect and is valid and enforceable by and against the Transaction Entities or any of their Subsidiaries, as the case may be, in accordance with its terms, except (i) such contracts or other agreements that have terminated or expired in accordance with their terms as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (ii) where the failure to be in full force and effect and so valid and enforceable would not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate and (iii) as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and with respect to indemnification thereunder, except as rights may be limited by applicable law or policies underlying such law. To the knowledge of the Transaction Entities, neither of the Transaction Entities nor any of their Subsidiaries, is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Transaction Entities or any of their Subsidiaries, if a Subsidiary is a party thereto, of any other agreement or instrument to which it is a party or by which it or its properties or business may be bound or affected which default or event, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(w) The statistical and market related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate. The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the General Disclosure Package, the Prospectus or the Marketing Materials.

(x) Neither of the Transaction Entities nor any of their Subsidiaries (i) is in violation of its certificate or articles of incorporation, by-laws, certificate of limited partnership, agreement of limited partnership, certificate of formation, operating agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time, or both, would constitute a default under, or result in the creation or imposition of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever, upon, any property or assets of the Transaction Entities or any of their Subsidiaries pursuant to, any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case of clauses (ii) and (iii) above) for violations or defaults that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

(y) Neither the execution, delivery and performance of this Agreement by the Transaction Entities nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Units) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Transaction Entities or any of their Subsidiaries pursuant to the terms of: (i) any indenture, mortgage, deed of trust or other agreement or instrument to which either of the Transaction Entities or any of their Subsidiaries is a party or by which either of the Transaction Entities or any of their Subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to either of the Transaction Entities or any of their Subsidiaries, or (ii) violate any provision of certificate or articles of incorporation, by-laws, certificate of limited partnership, agreement of limited partnership, certificate of formation, operating agreement or other organizational documents of either of the Transaction Entities or any of their Subsidiaries, except (A) in the case of clause (i) above, for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and (B) for such consents or waivers which have already been obtained and are in full force and effect.

(z) Except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus, no holder of any security of the Company has any right, which has not been waived or satisfied prior to the date hereof, to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder for a period of 180 days after the date of this Agreement. Each director and executive officer of the Company and each stockholder of the Company listed on Schedule IV hereto has delivered to the Representative his, her or its enforceable written lock-up agreement in the form attached to this Agreement as Exhibit A hereto (“Lock-Up Agreement”).

(aa) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which either of the Transaction Entities or any of their Subsidiaries is a party or of which any property of the Transaction Entities or any of their Subsidiaries is the subject which, if determined adversely to it could individually or in the aggregate have a Material Adverse Effect; and, to the knowledge of the Transaction Entities, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(bb) Neither of the Transaction Entities or any of their Subsidiaries is involved in any labor dispute or, to the knowledge of the Transaction Entities, is any such dispute threatened, which dispute would reasonably be expected to result in a Material Adverse Effect. Neither of the Transaction Entities is aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries, principal suppliers or contractors which would reasonably be expected to result in a Material Adverse Effect. Neither of the Transaction Entities is aware of any threatened or pending litigation between either of the Transaction Entities or any of their Subsidiaries and any of its executive officers which, if adversely determined, could have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Transaction Entities or their Subsidiaries, as the case may be.

(cc) No transaction has occurred between or among either of the Transaction Entities and any of their officers or directors, or five percent stockholders or any affiliate or affiliates of any such officer or director or five percent stockholders that is required to be described in and is not described in the Registration Statement, the General Disclosure Package and the Prospectus.

(dd) Neither of the Transaction Entities has taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock or any other security of the Company to facilitate the sale or resale of any of the Units or the securities comprising the Units.

(ee) The Transaction Entities and their Subsidiaries have filed all federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined would reasonably be expected to result in a Material Adverse Effect; nor are there any material proposed additional tax assessments against either of the Transaction Entities or their Subsidiaries.

(ff) The Series B Preferred Stock and the Warrants have been duly authorized for listing on the NASDAQ Capital Market and the Company has received an approval of its additional listing application with NASDAQ Capital Market for the Common Stock into which the securities comprising the Units may be exercised or converted, as applicable. The Company has filed with the Commission on Forms 8-A (File Number                 ) to register under Section 12(b) of the Exchange Act the Series B Preferred Stock and the Warrants. The registration of the Series B Preferred Stock, the Warrants, and the Common Stock into which the Series B Preferred Stock and the Warrants may be exercised or converted under the Exchange Act has each been declared effective by the Commission on the date hereof. The Series B Preferred Stock, the Warrants, and the Common Stock have each been registered as a class of securities pursuant to Section 12(b) of the Exchange Act.

(gg) Neither of the Transaction Entities has taken any action designed to, or likely to have the effect of, terminating the registration of the Series B Preferred Stock, the Warrants, and the Common Stock into which the Series B Preferred Stock and the Warrants may be converted under the Exchange Act or the listing of the Series B Preferred Stock, the Warrants, and such Common Stock on the NASDAQ Capital Market, nor has either of the Transaction Entities received any notification that the Commission or the NASDAQ Capital Market is contemplating terminating such registration or listing.

(hh) The books, records and accounts of the Transaction Entities and their Subsidiaries accurately and fairly reflect, in all material respects, the transactions in, and dispositions of, the assets of, and the results of operations of, the Transaction Entities and their Subsidiaries. The Transaction Entities and their Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ii) Neither of the Transaction Entities is aware of (i) any material weakness or significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.

(jj) Except as described in the General Disclosure Package and the Prospectus and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, the Auditor has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(kk) Except as described in the General Disclosure Package and the Prospectus, there are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(ll) The Company’s Board of Directors has validly established an audit committee whose composition satisfies, and upon completion of the Offering will satisfy, the requirements of Rule 5605 of the NASDAQ Stock Market Listing Rules and the Board of Directors and/or the audit committee of the Board of Directors has adopted a charter that satisfies the requirements of Rule 5605 of the NASDAQ Stock Market Listing Rules.

(mm) The Company has taken all necessary actions to ensure that, at the time of effectiveness of the Registration Statement, it will be in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement. The Company has not, directly or indirectly, including through any Subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any executive officer of the Company or the Operating Partnership, or to or for any family member or affiliate of any director or executive officer of the Company or the Operating Partnership.

(nn) The Transaction Entities and their Subsidiaries and the Contemplated Properties (or Subsidiary thereof, if any) carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. Neither of the Transaction Entities has any reason to believe that it or any of their Subsidiaries will not be able (A) to renew, if desired, its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Transaction Entities nor any of their Subsidiaries nor any Contemplated Property (or Subsidiary thereof) has been denied any insurance coverage that it has sought or for which it has applied. The Transaction Entities, directly or indirectly, have obtained title insurance on the fee or leasehold interests, as the case may be, in each of the Properties, in an amount equal to no less than eighty percent (80%) of the purchase price of each such Property.

(oo) There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to the Underwriters or the sale of the Units hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Underwriters’ compensation, as determined by the FINRA.

(pp) Except in relation to the Company’s November 2012 initial public offering or as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither of the Transaction Entities has made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that, to the Company’s knowledge, has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (“Filing Date”) or thereafter.

(qq) None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member, except as specifically authorized herein.

(rr) To the knowledge of the Transaction Entities, no: (i) officer or director of the Transaction Entities or their Subsidiaries, (ii) owner of 5% or more of the Company’s unregistered securities or that of its Subsidiaries or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member. The Transaction Entities will advise the Underwriters and their counsel if it becomes aware that any officer, director or stockholder of the Company or its Subsidiaries is or becomes an affiliate or associated person of a FINRA member participating in the Offering.

(ss) Other than the Underwriters, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the transactions contemplated hereby.

(tt) Neither of the Transaction Entities expects to be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and the regulations and published interpretations thereunder for the year ending December 31, 2013, and has no plan or intention to conduct its business in a manner that would be reasonably expected to result in either of the Transaction Entities becoming a PFIC in the future under current laws and regulations.

(uu) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus: (i) each of the Transaction Entities and each of their Subsidiaries, if any, is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Law”) which are applicable to its business; (ii) neither of the Transaction Entities or their Subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) each of Transaction Entities and their Subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance in all material respects with all terms and conditions of any such permit, license or approval; (iv) to the knowledge of the Transaction Entities, no facts currently exist that will require either of the Transaction Entities or their Subsidiaries to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by either of the Transaction Entities or their Subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) (“CERCLA”), or otherwise designated as a contaminated site under applicable state or local law. Neither of the Transaction Entities or their Subsidiaries has been named as a “potentially responsible party” under CERCLA.

(vv) Neither of the Transaction Entities is and, after giving effect to the Offering, the sale of the Units and the application of proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(ww) Neither of the Transaction Entities nor any other person associated with or acting on behalf of the Transaction Entities including, without limitation, any director, officer, agent or employee of the Transaction Entities or their Subsidiaries, has, directly or indirectly, while acting on behalf of the Transaction Entities or their Subsidiaries: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

(xx) The operations of the Transaction Entities and their Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Transaction Entities and their Subsidiaries with respect to the Money Laundering Laws is pending, or to the knowledge of the Transaction Entities, threatened.

(yy) Neither of the Transaction Entities nor their Subsidiaries, nor, to the knowledge of the Transaction Entities, any director, officer, agent, employee or affiliate of the Transaction Entities or their Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and neither of the Transaction Entities will directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to its Subsidairies or any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(zz) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(aaa) The Transaction Entities fulfilled their obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (as defined in 12 ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Company could have any liability.

(bbb) The statements in (i) the Registration Statement, the General Disclosure Package and the Prospectus under the headings “Prospectus Summary—Restrictions on Ownership of Our Stock,” “Prospectus Summary—Distribution Policy,” “Prospectus Summary—Our Tax Status,” “Description of

Securities,” “Material Provisions of Maryland Law and of Our Charter and Bylaws,” “Federal Income Tax Considerations,” “ERISA Considerations” and “Underwriting” (other than the Underwriter Information) and (ii) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, under the headings “Executive Compensation” and “Certain Relationships and Related Transactions, and Director Independence” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(ccc) The Company is organized in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and the Company’s proposed method of operation will enable it to continue to qualify for taxation as a REIT under the Code. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (inasmuch as they relate to the ability of the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the General Disclosure Package and the Prospectus are accurate and fair summaries of the legal or tax matters described therein in all material respects.

(ddd) Except as described in the General Disclosure Package and the Prospectus, the Operating Partnership is not currently prohibited, directly or indirectly, from paying any distributions to the Company to the extent permitted by applicable law, from making any other distribution on the Operating Partnership’s partnership interest, or from repaying the Company for any loans or advances made by the Company to the Operating Partnership.

(eee) Since the date of the preliminary prospectus included in the Registration Statement filed with the Commission on March 26, 2014 (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication (as defined herein)) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(fff) The Company: (i) has not, without the knowledge of the Representative, engaged in any Testing-the-Waters Communication, other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications (as defined herein), other than those listed on Schedule II hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

3. Conditions of the Underwriters’ Obligations. The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Units are subject to each of the following terms and conditions:

(a) Notification that the Registration Statement has become effective shall have been received by the Representative and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) of this Agreement and any material required to be filed by the Company pursuant to Rule 433(d) of the Rules shall have been timely filed with the Commission in accordance with such rule.

(b) No order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Representative. If the Company has elected to rely upon Rule 430A, Rule 430A information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A.

(c) The representations and warranties of the Company contained in this Agreement and in the certificates delivered pursuant to Section 3(d) shall be true and correct when made and on and as of each Closing Date as if made on such date. The Company shall have performed in all material respects all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by it at or before such Closing Date.

(d) The Representative shall have received on each Closing Date a certificate, addressed to the Representative and dated such Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that: (i) the representations, warranties and agreements of the Company in this Agreement were true and correct when made and are true and correct as of such Closing Date; (ii) the Company has performed in all material respects all covenants and agreements and satisfied all conditions contained herein; (iii) they have carefully examined the Registration Statement, the Prospectus, the General Disclosure Package, and any individual Issuer Free Writing Prospectus and, in their opinion (A) as of the Effective Date the Registration Statement and Prospectus did not include, and as of the Applicable Time, neither (i) the General Disclosure Package, nor (ii) any individual Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included, any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement, the General Disclosure Package or the Prospectus; (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act; and (v) there has not occurred any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects (as described in the Registration Statement, the General Disclosure Package and the Prospectus) of the Transaction Entities and their Subsidiaries considered as a whole.

(e) The Representative shall have received: (i) simultaneously with the execution of this Agreement a signed letter from the Auditor addressed to the Representative and dated the date of this Agreement, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Disclosure Package, and (ii) on each Closing Date, a signed letter from the Auditor addressed to the Representative and dated the date of such Closing Date(s), in form and substance reasonably satisfactory to the Representative containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(f) On each Closing Date, the Representative shall have received the favorable opinion, dated as of such Closing Date, of Kaufman & Canoles, P.C., as counsel to the Company, in form and substance reasonably satisfactory to counsel for the Underwriters.

(g) On each Closing Date, the Representative shall have received the favorable tax opinion, dated as of such Closing Date, of Kaufman & Canoles, P.C., as tax counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters.

(h) On each Closing Date, there shall have been furnished to the Underwriters the negative assurance letter of McCarter & English, LLP, counsel to the Underwriters, dated such Closing Date, as applicable, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(i) All proceedings taken in connection with the sale of the Firm Units and the Option Units as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and their counsel.

(j) The Representative shall have received copies of the Lock-up Agreements executed by each entity or person listed on Schedule IV hereto.

(k) The securities comprising the Units (and the securities into which the securities comprising the Units may be converted) shall have been approved for listing on the NASDAQ Capital Market, subject only to official notice of issuance.

(l) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus: (i) there shall not have been any material change in the capital stock of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Transaction Entities, (ii) except as set forth or contemplated by the Registration Statement, the General Disclosure Package or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Transaction Entities that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Transaction Entities, (iii) no loss or damage (whether or not insured) to the property of the Transaction Entities shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Transaction Entities or any of their properties that is material to the Transaction Entities or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the assets, properties, condition (financial or otherwise), or in the results of operations, business affairs or business prospects of the Transaction Entities or their Subsidiaries considered as a whole that makes it impractical or inadvisable in the Representative’s judgment to proceed with the purchase or offering of the Units as contemplated hereby.

(m) On the Firm Units Closing Date, FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and agreements in connection with the Offering.

(n) The Company shall have furnished or caused to be furnished to the Representative such further customary certificates or documents as the Representative shall have reasonably requested.

4. Covenants and other Agreements of the Company.

(a) The Company covenants and agrees as follows:

(i) The Company will use its commercially reasonable efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. The Company shall prepare the Prospectus in a form approved by the Representative and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 433(d) or 163(b)(2), as the case may be.

(ii) The Company shall promptly advise the Representative in writing (A) when any post-effective amendment to the Registration Statement shall have become effective or any supplement to the Prospectus shall have been filed, (B) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or any “free writing prospectus”, as defined in Rule 405 of the Rules, or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus or any Issuer Free Writing Prospectus unless the Company has furnished the Representative a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Representative reasonably objects. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii) If, at any time when a prospectus relating to the Units (or, in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this Section 4(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

(iv) If at any time following issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement or would include an untrue statement of a material fact or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(v) The Company shall make generally available to its security holders and to the Representative as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12-month period coincides with the Company’s fiscal year), an earning statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

(vi) The Company shall furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representative may reasonably request. If applicable, the copies of the Registration Statement, preliminary prospectus, any Issuer Free Writing Prospectus and Prospectus and each amendment and supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(vii) The Company shall cooperate with the Representative and its counsel in endeavoring to qualify the Units for offer and sale in connection with the Offering under the laws of such jurisdictions as the Representative may designate and shall maintain such qualifications in effect so long as required for the distribution of the securities comprising the Units; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

(viii) The Company, during the period when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act and the Rules or the Exchange Act, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.

(ix) The Company shall, during the term of the Lock-Up Agreements, enforce the terms thereof and impose stop-transfer restrictions on any sale or other transfer or disposition of Company securities until the end of the term of the Lock-Up Agreements.

(x) On or before completion of this Offering, the Company shall make all filings required under applicable securities laws and by the NASDAQ Capital Market (including any required registration under the Exchange Act).

(xi) Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, its condition, financial or otherwise, or its earnings, business affairs or business prospects, or the Offering without the prior written consent of the Representative unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law.

(xii) The Company will apply the net proceeds from the Offering in the manner set forth under “Use of Proceeds” in the Prospectus.

(xiii) The Company will use its commercially reasonable best efforts to effect and maintain the listing of the Series B Preferred Stock, the Warrants and the Common Stock (including the Common Stock into which the Series B Preferred Stock and the Warrants may be converted) on the NASDAQ Capital Market.

(xiv) The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2014, and the Company will use its commercially reasonable best efforts to continue to qualify for taxation as a REIT under the Code unless and until the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company and its stockholders to be so qualified.

(xv) For so long as they are legally required to do so, each of the Transaction Entities will use its commercially reasonable best efforts to comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are in effect.

(xvi) The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of: (a) completion of the distribution of the securities comprising the Units within the meaning of the Securities Act and (b) completion of the 6 month restricted period referred to in Section 5(a)(ix) hereof.

(xvii) If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(xviii) In the event the Underwriters have exercised their option to purchase Option Units as contemplated by this Agreement and hold Options Units on or before two business days (i.e., the ex-dividend date) prior to a Series B Dividend Record Date, the Company shall pay each Underwriter proportionally on the Series B Dividend Payment Date for the applicable Dividend Period a dividend in accordance with the Restated Articles on the shares of Series B Preferred Stock held by such Underwriter adjusted, if necessary, for any partial Dividend Period (capitalized terms used in this clause not defined elsewhere in this Agreement have the meanings ascribed to them in the Wheeler Real Estate Investment Trust, Inc. Articles of Amendment and Restatement that as filed, inter alia, authorize the Series B Preferred Stock (herein, the “Restated Articles”)).

(b) The Transaction Entities agree to pay, or reimburse if paid by the Representative, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the Offering and the performance of the obligations of the Transaction Entities under this Agreement including those relating to: (i) the preparation, printing, reproduction filing and distribution of the Registration Statement including all exhibits thereto, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, all amendments and supplements thereto, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the securities comprising the Units to the Underwriters, if any; (iii) the registration or qualification of the Units and/or the securities comprising the Units for offer and sale under the securities or Blue Sky laws of the various requisite jurisdictions, including the reasonable fees and disbursements of counsel for the Underwriters (not to exceed $10,000) in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Representative and to the Underwriters of copies of each Preliminary Prospectus, the Prospectus and all amendments or supplements to the Prospectus, any Issuer Free Writing Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use by the Underwriters or by dealers to whom Units may be sold in connection with the Offering; (v) the filing fees of FINRA in connection with its review of the terms of the Offering and reasonable fees and disbursements of counsel for the Underwriters in connection with such review; (vi) inclusion of the securities comprising the Units (and the securities into which the securities comprising the Units may be converted) for listing on the NASDAQ Capital Market; and (vii) all transfer taxes, if any, with respect to the sale and delivery of the securities comprising the Units by the Company to the Underwriters. In addition to the foregoing and the fees in Section 1, the Company will (to the extent permissible under the rules of FINRA) provide the Representative (but no other Underwriter) an advance in the maximum amount of $40,000 for its expenses (which amount shall be inclusive of the advances made to the Representative prior to the date hereof), including legal fees, background search firm fees, and road show expenses, incurred in connection with the Offering (collectively, the “Advance”), provided that any funds provided under the Advance shall be applied solely towards the Representative’s accountable out-of-pocket expenses actually anticipated to be incurred by the Representative and its agents. Any unused portion of the Advance shall be returned to the Company upon the termination of the Engagement Period (as defined in the engagement letter agreement between the Company and the Representative dated February 28, 2014, as amended from time to time). The Advance is not a separate item of compensation and any expenditures under the Advance shall be credited against the non-accountable expense allowance described in Section 1(f) above. Except to the extent otherwise expressly provided for in this Agreement, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel. For purposes of clarity, the underwriter’s counsel fees and expenses in connection with the FINRA review as referenced in clause (v) of this section
4(b) are included in the Advance and are not an additional item of value.

(c) The Company acknowledges and agrees that each of the Underwriters has acted and is acting solely in the capacity of a principal in an arm’s length transaction between the Company and the Underwriters with respect to the offering of Units contemplated hereby (including in connection with determining the terms of the Offering) and not as a financial advisor, agent or fiduciary to the Company or any other person. Additionally, the Company acknowledges and agrees that the Underwriters have not and will not advise the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or any other person with respect thereto, whether arising prior to or after the date hereof. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions have been and will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary duty to the Company or any other person in connection with any such transaction or the process leading thereto.

(d) The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Units that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company represents that is has satisfied and agrees that it will satisfy the conditions set forth in Rule 433 of the Rules to avoid a requirement to file with the Commission any Marketing Materials.

5. Indemnification.

(a) Each of the Transaction Entities, jointly and severally, agrees to indemnify, defend and hold harmless the Underwriters, their respective affiliates, directors and officers and employees, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or

Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such Underwriter or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) an untrue statement or alleged untrue statement of a material fact contained in the General Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement or the Prospectus), any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, or the Marketing Materials or in any other materials used in connection with the Offering, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) in whole or in part, any inaccuracy in the representations and warranties of the Transaction Entities contained herein, or (iv) in whole or in part, any failure of the Transaction Entities to perform its obligations hereunder or under applicable law, and will reimburse the Underwriters for its reasonable legal or other out of pocket expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that (y) neither of the Transaction Entities shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the General Disclosure Package, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information and (z) with respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, if any, the indemnity agreement contained in this Section 5(a) shall not inure to the benefit of an Underwriter to the extent that any losses, claims, damages or liabilities of such Underwriter results from the fact that a copy of the Preliminary Prospectus was not given or sent to the person asserting any such loss, claims, damage or liability at or prior to the written confirmation of sale of the Units to such person as required by the Securities Act and the rules and regulations thereunder, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under this Agreement. This indemnity agreement will be in addition to any liability which the Transaction Entities may otherwise have.

(b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless (i) the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) each director of the Company, and each officer of the Company who signs the Registration Statement, against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package or the Prospectus or any such amendment or supplement in reliance upon and in conformity with the Underwriter Information; provided, however, that the obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the amount of the underwriting discount and commissions applicable to the Units to be purchased by such Underwriter hereunder.

(c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 5(a) or 5(b) shall be available to any party who shall fail to give notice as provided in this Section 5(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with one firm of legal counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

6. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 5(a) or 5(b) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities, on the one hand, and the Underwriters, on the other hand, from the Offering pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Transaction Entities, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The Transaction Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any reasonable legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 6, no Underwriter (except as may be provided in the Agreement Among Underwriters) shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Units purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director or partner of the Transaction Entities, each officer of the Transaction Entities who signed the Registration Statement, and each person, if any, who controls the Transaction Entities within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Transaction Entities. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 6, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 6. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriters’ obligations to contribute pursuant to this Section 6 are several in proportion to their respective underwriting commitments and not joint.

7. Termination.

(a) This Agreement may be terminated with respect to the Units to be purchased on a Closing Date by the Representative by notifying the Company at any time at or before a Closing Date in the absolute discretion of the Representative if: (i) there shall have occurred a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Units or enforce contracts for the sale of the Units; (ii) there has occurred any outbreak or material escalation of hostilities or acts of terrorism or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Representative, inadvisable or impracticable to market the Units or enforce contracts for the sale of the Units; (iii) trading in the securities comprising the Units or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, the NYSE MKT or the NASDAQ Capital Market has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, FINRA, or any other governmental or regulatory authority; (iv) a banking moratorium has been declared by any state or Federal authority; or (v) in reasonable judgment of the Representative, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Transaction Entities and their Subsidiaries, considered as a whole, whether or not arising in the ordinary course of business, such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Units or enforce contracts for the sale of the Units.

(b) If this Agreement is terminated pursuant to any of its provisions, neither of the Transaction Entities shall be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Transaction Entities, except that (y) the Transaction Entities will reimburse the Representative only for all actual, accountable out-of-pocket expenses (including the reasonable fees and disbursements of McCarter & English, LLP, its counsel) reasonably incurred by the Representative in connection with the proposed purchase and sale of the Units or in contemplation of performing its obligations hereunder (for purposes of clarity, in the event this Agreement is terminated the amount of out-of-pocket accountable expenses that the Transaction Entities will reimburse to the Representative will be reduced by the amount of the Advance, which includes all of the advances made to the Representative for out-of-pocket accountable expenses) and (z) no Underwriter who shall have failed or refused to purchase the Units agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Transaction Entities, or to the other Underwriters for damages occasioned by its failure or refusal.

8. Substitution of Underwriters. If any Underwriter shall default in its obligation to purchase on any Closing Date the Units agreed to be purchased hereunder on such Closing Date, the Representative shall have the right, within thirty-six (36) hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase such Units on the terms contained herein. If, however, the Representative shall not have completed such arrangements within such 36-hour period, then the Company shall be entitled to a further period of thirty-six (36) hours within which to procure another party or other parties reasonably satisfactory to the Underwriters to purchase such Units on such terms. If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the Representative and the Company as provided above, the aggregate number of Units which remains unpurchased on such Closing Date does not exceed ten percent (10%) of the aggregate number of all the Units that all the Underwriters are obligated to purchase on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Units which such Underwriter agreed to purchase hereunder at such date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Units which such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default. In any such case, either the Representative or the Company shall have the right to postpone the applicable Closing Date for a period of not more than seven days in order to effect any necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus or any other documents), and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Company and the Underwriters and their counsel may thereby be made necessary.

If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the Representative and the Company as provided above, the aggregate number of such Units which remains unpurchased exceeds ten percent (10%) of the aggregate number of all the Units to be purchased at such date, then this Agreement, or, with respect to a Closing Date which occurs after the Firm Units Closing Date, the obligations of the Underwriters to purchase and of the Company, as the case may be, to sell the Option Units to be purchased and sold on such date, shall terminate, without liability on the part of any non-defaulting Underwriter to the Company, and without liability on the part of the Company, except as provided in Sections 4(b), 5, 6 and 7. The provisions of this Section 8 shall not in any way affect the liability of any defaulting Underwriter to the Company or the nondefaulting Underwriters arising out of such default. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 8 with like effect as if such person had originally been a party to this Agreement with respect to such Units.

9. Miscellaneous.

(a) The respective agreements, representations, warranties, indemnities and other statements of the Transaction Entities and the several Underwriters, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or the Transaction Entities, or any of their respective officers, directors or controlling persons referred to in Sections 5 and 6 hereof, and shall survive delivery of and payment for the Units and the securities comprising the Units. In addition, the provisions of Sections 4(b), 5, 6, 7, and 9(a) shall survive the termination or cancellation of this Agreement.

(b) This Agreement has been and is made for the benefit of the Underwriters, the Transaction Entities, and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Transaction Entities, and directors and officers of the Transaction Entities, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser of Units from any Underwriter merely because of such purchase.

(c) All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Representative, c/o Maxim Group LLC, 405 Lexington Avenue, New York, New York 10174, Attention: Equity Capital Markets, with a copy to Maxim Group LLC, 405 Lexington Avenue, New York, New York 10174, Attention: General Counsel, and to McCarter & English, LLP, 265 Franklin St., Boston, MA 02110, Attention: Theodore M. Grannatt, and (b) if to the Company, to the Company’s agent for service as such agent’s address appears on the cover page of the Registration Statement with a copy to Kaufman & Canoles, P.C., Two James Center, 1021 East Cary St., Suite 1400, Richmond, VA 23219, Attention: Bradley A. Haneberg.

(d) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard for conflict of laws principles. Each of the parties hereto hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

(e) In connection with this Agreement, the Representative will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representative, will be binding on all the Underwriters.

(f) This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior or contemporaneous written or oral agreements, understandings, promises and negotiations with respect to the subject matter hereof.

(g) In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement.

(h) This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Transaction Entities and the Representative.

(i) This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Such counterparts may be delivered by facsimile or by e-mail delivery of a “pdf” format data file, which counterparts shall be valid as if original and which delivery shall be valid delivery thereof.

[Signature Page Follows]

Please confirm that the foregoing correctly sets forth the agreement among us.

Very truly yours, WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:

Name:	Jon S. Wheeler

Title:	Chairman and Chief Executive Officer
WHEELER REIT, L.P.

By:	Wheeler Real Estate Investment Trust, Inc., its General Partner

By:

Name:	Jon S. Wheeler

Title:	Chairman and Chief Executive Officer

Agreed to and confirmed

REPRESENTATIVE

(acting severally on behalf of itself and as representative of the several Underwriters named on Schedule I annexed hereto.):

MAXIM GROUP LLC

By:

Name:

Title:

SCHEDULE I

Underwriters

Name	Number of Firm Units to Be Purchased
Maxim Group LLC
Newbridge Securities Corporation
National Securities Corporation
MLV & Co.
Total	120,000

SCHEDULE II

General Disclosure Package

SCHEDULE III

Issuer Free Writing Prospectuses

(a)

None.

(b)

None.

SCHEDULE IV

Lock-up Signatories

SCHEDULE V

Written Testing-the-Waters Communications

Exhibit A

FORM OF LOCK-UP AGREEMENT

[                    ], 2014

Maxim Group LLC

As Representative of the Several Underwriters

405 Lexington Avenue

New York, NY 10174

Re:	Public Offering of Wheeler Real Estate Investment Trust, Inc.

Ladies and Gentlemen:

The undersigned, a holder of common stock, par value $0.01 (“Common Stock”), Series B Preferred Stock, Warrants, or rights to acquire Common Stock, Series B Preferred Stock or Warrants, of Wheeler Real Estate Investment Trust, Inc. (the “Company”) understands that you, as representative (the “Representative”) of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company, providing for the public offering (the “Public Offering”) by the several Underwriters named on Schedule I to the Underwriting Agreement (the “Underwriters”), of Units (and the securities which comprise the Units, and the securities into which securities comprising the Units are convertible) of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to enter into the Underwriting Agreement and to proceed with the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees for the benefit of the Company, you and the other Underwriters that, without the prior written consent of the Representative on behalf of the Underwriters, the undersigned will not, during the period ending six (6) months (the “Lock-Up Period”) after the date of the prospectus relating to the Public Offering (the “Prospectus”), directly or indirectly (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any shares of Series B Preferred Stock, Warrants, or Common Stock, or any securities convertible into or exercisable or exchangeable for Series B Preferred Stock, Warrants or Common Stock owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended) by the undersigned on the date hereof or hereafter acquired or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Series B Preferred Stock, Warrants, or Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing. In addition, the undersigned agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the period ending six (6) months after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Series B Preferred Stock, Warrants or Common Stock or any security convertible into or exercisable or exchangeable for Series B Preferred Stock, Warrants, or Common Stock. The foregoing shall not apply to (a) transfers as a gift or gifts, (b) sales under any 10b5-1 plan, (c) transfers to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (d) transfers by will or under the laws of descent and (e) transfers to affiliates (within the meaning set forth in Rule 405 as promulgated by the SEC under the Securities Act of 1933, as amended), limited partners, general partners, limited liability company members, or stockholders of the undersigned to the extent that the undersigned is a partnership, limited liability company, or corporation, provided, however, that in the case of (a), (c), (d) and (e) above, it shall be a condition to the transfer that the donee, trustee, legatee, heir, distributee or other transferee, as the case may be, agree to be bound in writing by the terms hereof

Notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 6-month period; the restrictions imposed in this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this sentence shall not apply if the research published or distributed on the Company is compliant under Rule 139 of the Securities Act and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released form all obligations under this Letter Agreement.

The undersigned, whether or not participating in the Public Offering, understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,